INDEPENDENT ACCOUNTANTS' REVIEW REPORT

The General Partner and Unitholders
Alliance Capital Management L.P.:

We have reviewed the condensed consolidated statement of financial condition of Alliance Capital Management L.P. and subsidiaries ("Alliance Capital") as of September 30, 2000, and the related condensed consolidated statements of income, changes in partners' capital and comprehensive income for the three-month and nine-month periods ended September 30, 2000 and the condensed consolidated statements of cash flows for the nine-month period ended September 30, 2000. We have also reviewed the condensed consolidated statements of income, changes in partners' capital and comprehensive income for the three-month and nine-month periods ended September 30, 1999 and the condensed consolidated statements of cash flows of Alliance Capital Management Holding L.P. ("Alliance Holding"), the predecessor to Alliance Capital, for the nine-month period ended September 30, 1999. These condensed consolidated financial statements are the responsibility of the management of Alliance Capital Management Corporation, the General Partner.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated statement of financial condition of Alliance Capital as of December 31, 1999 and the related consolidated statements of income, changes in partners' capital and comprehensive income and cash flows of Alliance Capital for the two-month period ended December 31, 1999 and Alliance Holding for the ten-month period ended October 29, 1999 (not presented herein); and in our report dated February 2, 2000, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated statement of financial condition as of December 31, 1999, is fairly stated, in all material respects, in relation to the consolidated statement of financial condition from which it has been derived.

New York, New York
October 27, 2000